CREDIT AGREEMENT

                                    among


                      ENSCO INTERNATIONAL INCORPORATED,

                           ENSCO OFFSHORE COMPANY,

                            DUAL HOLDING COMPANY,

                        VARIOUS LENDING INSTITUTIONS,

                            BANKERS TRUST COMPANY,
                           as ADMINISTRATIVE AGENT

                                     and

                     DEN NORSKE BANK ASA, NEW YORK BRANCH
                             as SYNDICATION AGENT

                                     and

                              ABN AMRO BANK N.V.
                            as DOCUMENTATION AGENT

                     $185,000,000.00 REVOLVING CREDIT LOAN

                      -----------------------------------

                           Dated as of May 21, 1998

                     -----------------------------------





                                                        Andrews & Kurth L.L.P.
                                           Counsel to the Administrative Agent



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                              TABLE OF CONTENTS


SECTION 1.  Amount and Terms of Credit.......................................1
      1.01    The Commitments................................................1
      1.02    Minimum Borrowing Amounts, etc.................................1
      1.03    Notice of Borrowing............................................1
      1.04    Disbursement of Funds..........................................2
      1.05    Notes..........................................................2
      1.06    Conversions....................................................3
      1.07    Pro Rata Borrowings............................................3
      1.08    Interest.......................................................3
      1.09    Interest Periods...............................................4
      1.10    Increased Costs, Illegality, etc...............................5
      1.11    Compensation...................................................7
      1.12    Change of Lending Office; Limitation on Indemnities............7
      1.13    Replacement of Banks...........................................8


SECTION 2.  Letters of Credit................................................8
      2.01    Letters of Credit..............................................8
      2.02    Letter of Credit Requests; Request for Issuance of Letter of
              Credit.........................................................9
      2.03    Agreement to Repay Letter of Credit Payments...................9
      2.04    Letter of Credit Participations...............................10
      2.05    Increased Costs...............................................12
      2.06    Indemnities...................................................13

SECTION 3.  Fees: Commitments...............................................13
      3.01    Fees..........................................................13
      3.02    Voluntary Reduction of Commitments............................15
      3.03    Commitment Termination........................................15

SECTION 4.  Payments........................................................15
      4.01    Voluntary Prepayments.........................................15
      4.02    Mandatory Prepayments.........................................15
      4.03    Method and Place of Payment...................................17
      4.04    Net Payments..................................................17

SECTION 5.  Conditions Precedent............................................19
      5.01    Execution of Agreement, Notes and Guaranties..................19
      5.02    No Default; Representations and Warranties....................19
      5.03    No Default on Effective Date..................................19
      5.04    Opinions of Counsel...........................................19

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      5.05    Secretary Certificate; Corporate Proceedings..................19
      5.06    Fees..........................................................20
      5.07    Insurance Report..............................................20


SECTION 6.  Representations, Warranties and Agreements......................20
      6.01    Corporate Status..............................................20
      6.02    Corporate Power and Authority.................................21
      6.03    No Violation..................................................21
      6.04    Litigation....................................................21
      6.05    Use of Proceeds: Margin Regulations...........................21
      6.06    Governmental Approvals........................................21
      6.07    Investment Company Act........................................22
      6.08    True and Complete Disclosure..................................22
      6.09    Financial Condition; Financial Statements.....................22
      6.10    Tax Returns and Payments......................................22
      6.11    Compliance with ERISA.........................................23
      6.12    Subsidiaries..................................................23
      6.13    Patents, etc..................................................23
      6.14    Pollution and Other Regulations...............................23
      6.15    Properties....................................................23
      6.16    Citizenship...................................................24
      6.17    Rig Classification............................................24
      6.18    Insurance.....................................................24
      6.19    Year 2000 Compliance..........................................24


SECTION 7.  Affirmative Covenants...........................................24
      7.01    Information Covenants.........................................24
      7.02    Books, Records and Inspections................................26
      7.03    Insurance.....................................................26
      7.04    Payment of Taxes..............................................26
      7.05    Consolidated Corporate Franchises.............................27
      7.06    Compliance with Statutes......................................27
      7.07    Good Repair...................................................27
      7.08    End of Fiscal Years; Fiscal Quarters..........................27
      7.09    Use of Proceeds...............................................27
      7.10    ERISA.........................................................27
      7.11    Future Material Subsidiaries..................................28

SECTION 8.  Negative Covenants..............................................28
      8.01    Changes in Business...........................................28
      8.02    Consolidation, Merger or Sale of Assets, etc..................28
      8.03    Liens on Assets...............................................28


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      8.04    Indebtedness..................................................29
      8.05    Dividends; Restrictions on Subsidiaries, etc..................30
      8.06    Amending Indentures...........................................31
      8.07    Interest Coverage Ratio.......................................31
      8.08    Asset/Indebtedness Ratio......................................31
      8.09    Leverage Ratio................................................32
      8.10    Tangible Net Worth............................................32
      8.11    Transactions with Affiliates..................................32
      8.12    Limitation on Sale/Leaseback Transactions.....................32
      8.13    Value Adjusted Equity Test....................................32
      8.14    Permitted Investments.........................................32


SECTION 9.  Events of Default...............................................32
      9.01    Payments......................................................32
      9.02    Representations, etc..........................................33
      9.03    Covenants.....................................................33
      9.04    Default Under Other Agreements................................33
      9.05    Bankruptcy....................................................33
      9.06    Employee Benefit Plans........................................34
      9.07    Guaranty......................................................34
      9.08    Judgments.....................................................34
      9.09    Citizenship...................................................34
      9.10    Change of Control.............................................35


SECTION 10. Definitions.....................................................35

SECTION 11. The Administrative Agent........................................48
      11.01   Appointment of the Administrative Agent.......................48
      11.02   Nature of Duties..............................................48
      11.03   Lack of Reliance on the Administrative Agent..................48
      11.04   Certain Rights of the Administrative Agent....................49
      11.05   Reliance......................................................49
      11.06   Indemnification...............................................49
      11.07   The Administrative Agent in Its Individual Capacity...........49
      11.08   Holders.......................................................50
      11.09   Resignation by the Administrative Agent.......................50


SECTION 12.  Miscellaneous..................................................50
      12.01   Payment of Expenses...........................................50
      12.02   Right of Setoff...............................................52
      12.03   Notices.......................................................52
      12.04   Benefit of Agreement..........................................52


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      12.05   No Waiver; Remedies Cumulative................................54
      12.06   Payments Pro Rata.............................................54
      12.07   Calculations: Computations....................................55
      12.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
              JURY TRIAL....................................................55
      12.09   Counterparts..................................................56
      12.10   Effectiveness.................................................56
      12.11   Headings Descriptive..........................................56
      12.12   Amendment or Waiver...........................................56
      12.13   Survival......................................................57
      12.14   Domicile of Loans.............................................57
      12.15   Confidentiality...............................................57
      12.16   Registry......................................................58
      12.17   Designated Senior Indebtedness................................58
      12.18   No Further Agreements.........................................58

SECTION 13. Guaranty........................................................58
      13.01   The Guaranty..................................................58
      13.02   Bankruptcy....................................................59
      13.03   Nature of Liability...........................................59
      13.04   Independent Obligation........................................60
      13.05   Waiver of Notice, etc.........................................60
      13.06   Authorization.................................................60
      13.07   Reliance......................................................61
      13.08   Subordination.................................................61
      13.09   Waiver........................................................61
      13.10   Subrogation...................................................62

Exhibit 1.03     -  Form of Notice of Borrowing
Exhibit 1.05     -  Form of Note
Exhibit 2.02     -  Form of Letter of Credit Request
Exhibit 4.04(b)  -  Section 4.04(b) Certificate - No
Exhibit 5.05     -  Form of Officer's Certificate
Exhibit 7.01(e)  -  Compliance Certificate - No
Exhibit 12.04    -  Form of Assignment and Assumption Agreement

Annex  I         -  Commitments
Annex II         -  Bank  Addresses
Annex 6.12       -  Subsidiaries - No
Annex 6.15(b)    -  Borrower's Rigs - No
Annex 8.03(h)    -  Existing  Liens - No
Annex 8.04(j)    -  Existing Debt

            CREDIT AGREEMENT, dated as of May 21, 1998, among ENSCO INTERNATIONAL INCORPORATED ("Borrower"), a Delaware corporation, ENSCO OFFSHORE COMPANY, a Delaware corporation, DUAL HOLDING COMPANY, a Delaware corporation (each a "Guarantor" and collectively the "Guarantors"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as administrative agent (in such capacity, the "Administrative Agent"), DEN NORSKE BANK ASA, NEW YORK BRANCH as syndication agent (in such capacity, the "Syndication Agent") and ABN AMRO BANK N.V. as documentation agent (in such capacity, the "Documentation Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined. The parties hereto agree as follows:

            SECTION 1.  Amount and Terms of Credit.

            1.01 The Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a revolving credit loan or loans (each a "Loan" and, collectively, the "Loans") under the Facility to Borrower, which Loans (i) shall be made at any time and from time to time on and after the Effective Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of Borrower, be incurred and maintained as, and converted into, Base Rate Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and, prior to any Default or Event of Default, reborrowed from time to time in accordance with the provisions hereof so long as any portion of the Total Commitment remains outstanding, (iv) shall not exceed in the aggregate for all Banks at any time outstanding, the Total Commitment and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Loans of such Bank and with such Bank's Letter of Credit Outstandings (exclusive of any Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the Loans) at such time, equals the Commitment of such Bank.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one (1) Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than ten (10) Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. Whenever Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office, prior to 3:00 P.M. (New York time), at least four (4) Business Days' prior written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit 1.03 and shall be irrevocable and shall specify (i) the date of such Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and

(iv) disbursement instructions. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            1.04 Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the date specified in the Notice of Borrowing, each Bank will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available to the Administrative Agent in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to Borrower by depositing to its account at the Payment Office the aggregate of the Borrowing in immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Borrower such corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly (and in any event within two (2) Business Days from the date the Administrative Agent made such funds available to Borrower) notify Borrower, and Borrower shall (within two (2) Business Days of receiving such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Notes. (a) Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank to Borrower shall be evidenced by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit 1.05 with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

     (b) The Note issued to each Bank shall (i) be executed by Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank on such date and be payable in the principal amount of the Loans evidenced thereby, (iv)mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of and subject to this Agreement and the other Credit Documents.

            (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, indicate the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect Borrower's obligations in respect of such Loans.

            1.06 Conversions. Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) no Base Rate Loans may be converted into Eurodollar Loans at any time when a Default or Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have determined that such a conversion would be disadvantageous to the Banks and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.
            1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Banks pro rata on the basis of their respective Commitments. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

            (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to two percent (2%) per annum in excess of the rate otherwise applicable thereto, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than two percent (2%) plus the rate of interest applicable thereto at maturity.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the first day of each January, April, July and October, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of six (6) months, on the date occurring six (6) months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Loans for any Interest Period, shall promptly notify Borrower and the Banks thereof.

            1.09 Interest Periods. (a) At the time Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of Borrower, be a one (1), two (2), three (3) or six
(6) month period (or, to the extent available and at the reasonable discretion of the Administrative Agent, a nine (9) or twelve (12) month Interest Period or, if each Bank agrees, a non-standard period). Notwithstanding anything to the contrary contained above:

            (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

            (iv) no Interest Period shall extend beyond the Maturity Date;

            (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks have determined that such an election at such time would be disadvantageous to the Banks; and

            (vi) no more than ten (10) Interest Periods (except as described in clause (b)below) of one (1) month may be selected by Borrower in any calendar year.

            (b) If upon the expiration of any Interest Period, Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, Borrower shall be deemed to have elected a six (6) month Interest Period for such Borrowing, provided that if Borrower may not elect an Interest Period as a result of clause
(a)(v) above, Borrower will be deemed to have elected a one (1) month Interest Period effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of taxes or similar charges) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D but only to the extent already included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the date of this Agreement and affecting the interbank Eurodollar market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten (10) Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clause (i) above,
Eurodollar   Loans  shall  no  longer  be  available  until  such  time  as  the
Administrative Agent notifies Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by Borrower with respect to Eurodollar Loans which have not yet been made shall be deemed rescinded by Borrower, (B) in the case of clause (ii) above, Borrower shall, subject to
Section 1.12(b) (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and
(C) in the case of clause (iii) above, Borrower shall take the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three
(3) Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one (1) Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), Borrower agrees, subject to Section 1.12(b) (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof (such notice to be given in accordance with Section 1.12(b) below) to Borrower, which notice shall set forth the basis of the calculation of such additional amounts.

            1.11 Compensation. Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by Borrower or deemed withdrawn pursuant to Section 1.10(a); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans (including as a result of Section 1. 10 or the last paragraph of Section 9 occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of (x) any other default by Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or
(y) an election made pursuant to Section 1.10(b).

            1.12 Change of Lending Office; Limitation on Indemnities. (a) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

            (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.05 or 4.04 is given by any Bank more than 90 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to Borrower.

            1.13 Replacement of Banks. Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to any Bank which results in such Bank charging to Borrower increased costs in excess of those being generally charged by the other Banks or such Bank becoming incapable of making Eurodollar Loans, as provided in Section 12.12(b), or in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks, Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent (collectively, the "Replacement Bank"), provided that
(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit transferred by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 3.01, and (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement and such Replaced Bank shall promptly return all canceled Notes to Borrower. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, and, if so requested by the Replacement Bank, delivery to the Replacement Bank of appropriate Notes executed by Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank as described herein.

      SECTION 2.   Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, Borrower may request that the Letter of Credit Issuer at any time and from time to time, on or after the Effective Date and prior to the Business Day thirty (30) days preceding the Maturity Date, issue, for the account of Borrower and in support of L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in US Dollars and in such form as may be approved by the Letter of Credit Issuer (the "Letters of Credit").

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to all other Letters of Credit Outstanding (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit), at such time, would exceed (y) $75,000,000.00 or (z) when added to the sum of all Letters of Credit Outstanding plus the aggregate principal amount of all Loans made by the Banks then outstanding, the Total Commitment at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (y) the date which occurs eighteen (18) months after the date of issuance thereof, provided, subject to the limits of subsection (z), below, such Letter of Credit may contain provisions for automatic renewal thereof on terms acceptable to the Letter of Credit Issuer or (z) the Business Day ten (10) days preceding the Maturity Date.

            (c) Any presentment of any Letter of Credit for payment shall be accompanied by, among any other items required by the Letter of Credit Request and any accompanying documentation, a sight draft in the amount of the payment requested.

            2.02 Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever Borrower desires that a Letter of Credit be issued, Borrower shall give the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit 2.02 prior to 12:00 Noon (New York time) at least seven (7) Business Days (or three (3) Business Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer may reasonably require in connection therewith. The Letter of Credit Request shall after three (3) Business Days (or one (1) Business Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable.

            (b) The Letter of Credit Issuer shall, promptly after issuance of, or amendment to, a Letter of Credit by it, give each Bank and Borrower written notice of the issuance of, or amendment to, such Letter of Credit. Notice to the Borrower shall be accompanied by a copy of the Issued Letter of Credit or amendment. If requested to do so, the Letter of Credit Issuer will provide copies to the Banks.

            2.03 Agreement to Repay Letter of Credit Payments. (a) Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect on the date of such notice of payment or disbursement (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

            (b) (i) The Letter of Credit Issuer shall not concern itself with the regularity or propriety of any demand made under any Letter of Credit beyond the face thereof, provided that such demand strictly complies with the terms of such Letter of Credit and (subject to the provisos contained in Sections 2.03(b)(i) and (ii)) it shall not be a defense to a claim of the Letter of Credit Issuer made pursuant to Section 13.01 that the Letter of Credit Issuer could have resisted the payment in respect of which such claim is made. The Borrower will promptly examine all instruments and documents from time to time delivered by the Letter of Credit Issuer to the Borrower and will, within three
(3) Business Days of such receipt, notify the Letter of Credit Issuer in writing of any claim of non-compliance with the Letter of Credit or the Borrower's instructions to the Letter of Credit Issuer or other irregularity, and the Borrower shall conclusively be deemed to have waived any claim against the Letter of Credit Issuer and its correspondents hereunder unless such notice is given by the Borrower as aforesaid.

            (ii) Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against the Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, notwithstanding the terms of Section 2.04(b)(i) Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined in a final, non-appealable judgment, by a court of competent jurisdiction.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Bank, and each Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Participants as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any fronting fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Banks pursuant to Section 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings thereon, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank or of all Banks, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction), shall not create for the Letter of Credit Issuer any resulting liability to the respective Participants.

            (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify each respective Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in US Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Letter of Credit Issuer its Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer (as determined in a final, non-appealable judgment by a court of competent jurisdiction). If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 1:00 P.M. (New York time) on any Business Day, such Participant shall make available to the Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such Unpaid Drawing available to the Letter of Credit Issuer, such Participant agrees to pay to the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any

Participant to make available to the Letter of Credit Issuer its Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other
Participant of its obligation hereunder to make available to the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Letter of Credit Issuer such other Participant's Percentage of any such payment.

            (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to each respective Participant which has paid its Percentage in US Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

            (e) The obligations of the respective Participants to make payments to the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Increased Costs. If at any time after the date of the Agreement, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Bank's participation therein, or (ii) impose on the Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of taxes or similar charges), then, upon written demand to Borrower by the Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), Borrower shall, subject to Section 1.11 (to the extent applicable), pay to the Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate the Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to Borrower by the Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth a reasonable basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on Borrower absent manifest error.

            2.06 Indemnities. Borrower under each Letter of Credit hereby agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. To the extent the Letter of Credit Issuer is not indemnified by Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Percentages of the Total Commitment for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction).

      SECTION 3. Fees: Commitments.

            3.01 Fees. (a) Borrower agrees to pay to the Administrative Agent a commitment fee (the "Commitment Fee") pro rata for the account of each Bank for the period from and including the Closing Date to, but not including, the date the Total Commitment has been terminated, which Commitment Fee shall be equal to the amount set forth below as determined by Borrower's Pricing Rating, as calculated for the last day of the fiscal quarter last ended, computed at such rate for each day, on the daily amount of such Bank's Unutilized Commitment; provided that, in the event a change in the Commitment Fee is made, such change shall not become effective until the date which is one (1) Business Day after the date upon which the Administrative Agent receives written notice from Borrower that such change is warranted:

       ----------------------------------------------------------------

                  Pricing              Commitment
             Rating (higher of):          Fee:
             ----------------           ------
             A-/Aa3 or higher            .125%

             BBB+/Baa1                    .15%

             BBB/Baa2                    .175%

             BBB-/Baa3                    .20%

             BB+/Ba1                      .25%
       ----------------------------------------------------------------
Such Commitment Fee shall be due and payable in arrears on the first Business Day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

            (b) Borrower agrees to pay to the Administrative Agent for the account of each Bank, pro rata on the basis of their respective Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October of each year and on the first day after the Total Commitment is terminated and no Letters of Credit remain outstanding.

            (c) Borrower agrees to pay to the Letter of Credit Issuer a fronting fee equal to the greater of $500.00 or .125% of the Stated Amount of any Letter of Credit, payable at the time of the issuance thereof.

            (d) Borrower shall pay to the Administrative Agent for its own account an administrative fee of $25,000 per year, payable on the first anniversary following the Closing Date and on each anniversary thereof and on the Maturity Date.

            (e) Borrower shall pay to the Administrative Agent for its own account such other Fees for the administration of this Agreement as have been heretofore agreed in writing by Borrower and the Administrative Agent when and as due.

            (f) All  computations  of Fees  shall  be  made in  accordance  with
Section 12.07(b).

            3.02 Voluntary Reduction of Commitments. Upon at least three (3) Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the affected Banks), Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, provided that (i) any such termination shall apply to proportionately and permanently reduce the respective Commitment of each Bank, (ii) no such reduction shall reduce any Bank's Commitment to an amount that is less than the sum of (x) the outstanding Loans of such Bank, plus (y) such Bank's Percentage of Letter of Credit Outstandings, and (iii) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $5,000,000.

            3.03 Commitment Termination. The Total Commitment shall terminate on the earlier of (i) the Maturity Date or (ii) unless the Required Banks otherwise consent, the date on which any Change of Control occurs.

            SECTION 4. Payments.

            4.01 Voluntary Prepayments. Borrower shall have the right to repay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Borrower at least five (5) Business Days prior to the date of such prepayment of Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $2,000,000 and, if greater, in an integral multiple of $2,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) Eurodollar Loans may only be prepaid pursuant to this
Section 4.01 on the last day of the Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Banks.

            4.02  Mandatory Prepayments.

            (A) Requirements:

            (a) If on any date the sum of the aggregate outstanding principal amount of Loans made by the Banks and the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, Borrower shall repay on such date the principal of Loans of the Banks, in an aggregate amount equal to such excess.

            (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

            (c) On the date on which any Change of Control occurs, unless otherwise agreed by all the Banks, the outstanding principal amount of all Loans, if any, shall become due and payable in full.

            (d) Following an Event of Default, payments shall be required as set forth in Section 9.

            (B) Application:

            With respect to each prepayment of Loans required by Section 4.02, Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made, provided that (i) Eurodollar Loans may only be repaid if no Base Rate Loans remain outstanding;
(ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans shall be applied pro rata among the Banks. In the absence of a designation by Borrower described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Borrower and the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent and Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans made by Borrower.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 10:00 A.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice from Borrower to the Administrative Agent to make a payment from the funds in Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 10:00 A.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b) and (c), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable by Borrower in respect of Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Bank, upon the written request of such Bank, for Taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing, authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of Taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower. Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and the Administrative Agent on or prior to the date of this Agreement, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit 4.04(b) (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and the Administrative Agent two
(2) new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and the Administrative Agent in writing of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to Borrower the Internal Revenue Service Forms required to be provided to Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Internal Revenue Service Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), Borrower agree to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes, provided such Bank shall provide to Borrower and the Administrative Agent any applicable IRS tax form (reasonably similar in its simplicity and lack of detail to IRS Form 1001) necessary or appropriate for the exemption or reduction in the rate of such U.S. Federal withholding tax.

            (c) The provisions of this Section 4.04 shall be subject to Section 1.12(b) (to the extent applicable).

            SECTION 5. Conditions Precedent. The obligation of the Banks to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, is subject to the satisfaction of each of the following conditions:

            5.01 Execution of Agreement, Notes and Guaranties. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent for the account of each Bank, this Agreement executed by Borrower and the Guarantors, the appropriate Notes executed by Borrower, in each case in the amount, maturity and as otherwise provided herein.

            5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

            5.03 No Default on Effective Date. On the Effective Date, there shall not exist any Event of Default (as defined herein) or any situation which, given the passage of time, would result in such an Event of Default.

            5.04 Opinions of Counsel. On the Effective Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from (i) Robert Isaac, Esquire, counsel for Borrower and the Guarantors, and (ii) Andrews & Kurth L.L.P., counsel to the Administrative Agent, which opinions shall cover such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance satisfactory to the Administrative Agent.

            5.05 Secretary Certificate; Corporate Proceedings. On the Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Effective Date, signed by the Secretary of such Credit Party in the form of Exhibit 5.05 with appropriate insertions and deletions, together with copies of the certificate of formation, the by-laws, or other organizational documents of such Credit Party and the resolutions, or such other administrative approval, of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of formation, certificate of incorporation and by-laws) shall be reasonably satisfactory to the Administrative Agent.

            5.06 Fees. On the Effective Date, Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            5.07 Insurance Report. On or prior to the Effective Date, the Administrative Agent shall have received an insurance report as described in
Section 7.01(g), with respect to the adequacy of the insurance maintained by Borrower in connection with the Rigs.

            All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, Borrower on behalf of itself and each of its Subsidiaries or Material or Restricted Subsidiaries, as applicable, and each Guarantor, for itself, makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this
Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date):

            6.01 Corporate Status. Each Credit Party and each Material Subsidiary (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, except in such case where the failure to be so duly organized and validly existing in good standing and to have such corporate power and authority (x) is not reasonably likely to have a Material Adverse Effect and (y) is not reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party, and (ii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any state thereof,
(ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of, any material indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it is subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Borrower or any Credit Party.

            6.04 Litigation. Except as otherwise disclosed in Borrower's most recent 10-K or 10-Q filing with the U.S. Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best knowledge of Borrower threatened with respect to Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

            6.05 Use of Proceeds: Margin Regulations. (a) The proceeds of all Loans shall be utilized to provide for the general corporate purposes of Borrower and its Subsidiaries.

            (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document by a Credit Party or (ii) the legality, validity, binding effect or enforceability of any Credit Document against a Credit Party.

            6.07  Investment  Company  Act.  Neither  Borrower  nor  any  of its
Subsidiaries is an "investment company" or a "company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.08 True and Complete Disclosure. No representation or warranty contained in this Agreement and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished by or on behalf of Borrower or any of its Material Subsidiaries to the Administrative Agent or any Bank contains any untrue statement of material fact, provided that where a representation or warranty is made as of a particular date, such representation or warranty shall only be required to be true and correct as of such date.

            6.09 Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by Borrower and its Subsidiaries in connection therewith, (x) the sum of the assets, at a fair valuation, of Borrower and its Subsidiaries taken as a whole will exceed their debts, (y) Borrower and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct their business.

            (b) The consolidated, audited balance sheet of Borrower and its Subsidiaries as of December 31, 1997 and the related consolidated audited statements of operations and cash flows of Borrower and its Subsidiaries for the fiscal year, as the case may be, ended as of said date, copies of which have heretofore been furnished to each Bank, present fairly the financial position of such entities at the dates of said statements and the results for the period covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. As of the Effective Date, nothing has occurred since December 31, 1997 that has had or is reasonably likely to have a Material Adverse Effect.

            6.10 Tax Returns and Payments. Each Credit Party has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Each Credit Party has paid, or has provided adequate reserves with respect thereto, in accordance with GAAP, for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

            6.11 Compliance with ERISA. No Reportable Event has occurred and is continuing with respect to any Plan.

            6.12 Subsidiaries. Annex 6.12, as supplemented or amended from time in accordance with the terms hereof, lists each Subsidiary of Borrower (and the direct and indirect ownership interest of Borrower therein), and indicates which of such Subsidiaries are Restricted Subsidiaries for purposes of this Agreement, in each case existing on the Effective Date.

            6.13 Patents, etc. Each Credit Party and each Material Subsidiary has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted.

            6.14 Pollution and Other Regulations. (a) To the best of Borrower's knowledge, (i) each of Borrower and its Material Subsidiaries is in substantial compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect; and (ii) all licenses, permits, registrations or approvals required to preserve the ownership and operation of the Rigs under any Environmental Law have been secured. Neither Borrower nor any of its Material Subsidiaries is in any respect in noncompliance with, breach of or default under any writ, order, judgment, injunction, or decree to which Borrower or such Material Subsidiary is a party or which would affect the ability of Borrower or such Material Subsidiary to own or operate any Rig and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to have a Material Adverse Effect. There are as of the Effective Date no Environmental Claims pending or, to the best knowledge of Borrower, threatened, against Borrower or any of its Material Subsidiaries wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.

            (b) Hazardous Materials have not at any time been released on or from any offshore drilling rig or vessel at any time owned or operated by Borrower or any of its Material Subsidiaries, in each case where, to the best of Borrower's knowledge, such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

            6.15 Properties. (a) Borrower and each of its Material Subsidiaries has title to all material properties owned by them, free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) Permitted Liens.

            (b) Annex 6.15(b) sets forth each Rig owned or leased by Borrower and each of the Restricted Subsidiaries on the Effective Date, and identifies the registered owner, flag, official or patent number, to the extent available, the home port and class on the Effective Date.

            6.16 Citizenship. Borrower and/or each of its Material Subsidiaries is qualified to own and operate the Rigs and any other drilling rigs or offshore vessels operated by them under the laws of the United States, the Bahamas and Liberia, as may be applicable.

            6.17 Rig Classification. Each Rig is classified in the highest class available for rigs or vessels of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society reasonably acceptable to the Administrative Agent free of any material outstanding requirements or recommendations.

            6.18 Insurance. Borrower and each Material Subsidiary has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses.

            6.19 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Material Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the risk that computer applications used by the Borrower or any of its Material Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving any date after December 31,
1999) (the "Year 2000 Problem"), (ii) is developing a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) has begun to implement that plan in accordance with that timetable. Borrower reasonably believes that all computer applications that are material to its or any of its Material Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 7. Affirmative Covenants. Borrower on behalf of itself and each of its Subsidiaries or Material or Restricted Subsidiaries, as applicable, and each Guarantor for itself covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect (and until all Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full):

            7.01 Information Covenants. Borrower and each Guarantor will furnish to each the Administrative Agent (in multiple copies sufficient for each Bank):

            (a) Annual Financial Statements. Within ninety (90) days after the close of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall be in accordance with generally accepted auditing standards, shall not be qualified as to the scope of audit or as to the status of Borrower and its Subsidiaries as a going concern.

            (b) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the close of each of the first three (3) quarterly accounting periods in each fiscal year, the consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, all of which shall be unaudited, but certified by the chief financial officer or controller of Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Rig Status Report. As soon as available and in any event within sixty (60) days after the close of the first three (3) fiscal quarters of Borrower, and within ninety (90) days of Borrower's fiscal year end a report (in form satisfactory to the Administrative Agent) detailing (i) the location of each Rig and the then current term of and parties to any contract of any Rig owned by Borrower or any of its Restricted Subsidiaries, (ii) the average day rate for each Rig owned by Borrower or any of its Restricted Subsidiaries for the preceding fiscal quarter, and (iii) any Rigs purchased, leased or sold since the last such report.

            (d) Forecast. Prior to the beginning of each fiscal year of Borrower, a forecast which includes an income statement and cash flow statement of Borrower and its Restricted Subsidiaries for the upcoming fiscal year, including a breakdown of revenues, operating expenses and utilizations for each offshore drilling rig and vessel owned or leased by Borrower and its Restricted Subsidiaries.

            (e) Compliance Certificate. Prior to or at the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of Borrower signed by its chief financial officer, controller or other Authorized Officer in the form of Exhibit 7.01(e) to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Borrower and its Restricted Subsidiaries were in compliance with the provisions of Section 8 as at the end of such fiscal period or year, as the case may be.

            (f) Notice of Default or Litigation. Promptly, and in any event within (x) three (3) Business Days after an Authorized Officer of Borrower obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto and (y) ten (10) Business Days after Borrower obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against Borrower or any of its Restricted Subsidiaries which is likely to have a Material Adverse Effect.

            (g) Insurance Report. On or before September 30 of each year a report from Borrower (in form satisfactory to the Administrative Agent) detailing (i) the types of insurance coverage, (ii) the amounts of coverage and
(iii) any deductible or self-insured retention which are in full force and effect covering Borrower and its Subsidiaries.

            (h) SEC Reports. Promptly upon transmission thereof, copies of any material filings and registration with, and reports to, the SEC by Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Borrower or any of its Subsidiaries shall generally send to analysts or all holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement).

            (i) Promptly, and in any event within ten (10) Business Days, notice to the Administrative Agent of any change in rating of the Borrower by any of the rating agencies.

            (j) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request.

            7.02 Books, Records and Inspections. Within five (5) Business Days of a written request from the Banks to the chief financial officer, controller or any Authorized Officer of Borrower, Borrower will, and will cause each of its Material Subsidiaries to make available to the Banks such information as the Banks may reasonably request with respect to the business, affairs or condition (financial or otherwise) of Borrower or such Material Subsidiary, subject to any applicable confidentiality agreements dealing with such information; provided, however, that Borrower will use its best efforts to obtain any necessary consents in order to allow such information to be provided to the Banks, and, will permit officers and designated representatives of the Administrative Agent or the Required Banks, to the extent necessary, to examine the books of account of Borrower and any of its Material Subsidiaries and discuss the affairs, finances and accounts of Borrower and of any of its Material Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire.

            7.03 Insurance. Borrower shall insure, or cause to be insured, its and its Restricted Subsidiaries' property and assets, including the Rigs, by financially sound and reputable insurers, such insurance to be of a character and coverage, and in such amounts and types as others similarly situated in the industry.

            7.04 Payment of Taxes. Borrower will pay and discharge, and will cause each of the other Material Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Borrower or any of its Material Subsidiaries, provided that neither Borrower nor any Material Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            7.05 Consolidated Corporate Franchises. Borrower will do, and will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, unless the failure to do so is not reasonably likely to have a Material Adverse Effect, provided that any transaction permitted by
Section 8.02 will not constitute a breach of this Section 7.05.

            7.06 Compliance with Statutes. Borrower will, and will cause each of its Material Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect.

            7.07 Good Repair. Borrower will, and will cause each of its Restricted Subsidiaries to, keep their Rigs in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.02, see that from time to time there are made in such Rigs all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto to the extent and in the manner useful or customary for companies in similar businesses.

            7.08 End of Fiscal Years; Fiscal Quarters. Borrower will, for financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.09 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

            7.10 ERISA. (a) As soon as possible and, in any event, within 30 days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows that any Reportable Event with respect to any Plan has occurred which could reasonably be expected to have a Material Adverse Effect, Borrower will deliver to each of the Banks a statement of an Authorized Officer of Borrower setting forth details as to such Reportable Event and the action, if any, that Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if any, and (b) promptly after receipt thereof, a copy of any notice relating to a Reportable Event which could reasonably be expected to have a Material Adverse Effect which Borrower or any of its Subsidiaries may receive from the PBGC or the Internal Revenue Service with respect to any Plan; provided, however, this clause (b) shall not apply to notices of general application promulgated by the Department of Labor.

            7.11 Future Material Subsidiaries. To the extent any Subsidiary (other than an existing Material Subsidiary) obtains assets having a book value equal to ten percent (10%) of the book value of all assets of Borrower and its Restricted Subsidiaries, on a consolidated basis, Borrower shall notify the Administrative Agent thereof and such Person shall automatically become a Material Subsidiary hereunder, provided, notwithstanding the above, ENSCO
Drilling (Caribbean), Inc. and ENSCO Drilling Venezuela, Inc. shall not be Material Subsidiaries hereunder.

            SECTION 8. Negative Covenants. Borrower, on behalf of itself and each of its Subsidiaries or Material or Restricted Subsidiaries, as applicable, and each Guarantor for itself, hereby covenants and agrees, that as of the Effective Date and thereafter for so long as this Agreement is in effect and until all Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            8.01 Changes in Business. Borrower will not and will not permit any of its Restricted Subsidiaries to, materially alter the character of their business taken as a whole from that conducted within the oil field service industry), provided that this Section 8.01 shall not restrict such Persons from engaging in businesses ancillary to the oil field service industry.

            8.02 Consolidation, Merger or Sale of Assets, etc. Borrower will not, and will not permit any Guarantor or any of Guarantor's Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of (i) any of the stock of any Guarantor or any of their Subsidiaries or (ii) more than twenty percent (20%) of the fair market value of Borrower's and the Guarantors consolidated property or assets or agree to do any of the foregoing at any future time, except that any of said parties may be merged with or into, or be liquidated into, one another, so long as, in the case of a merger involving Borrower, Borrower is the surviving entity and in any other merger involving a Guarantor, either said Guarantor is the surviving entity or, if not, the surviving entity is a Restricted Subsidiary and immediately assumes all of the Guarantor's obligations under the Guaranty in a writing reasonably satisfactory to the Required Banks.

            8.03 Liens on Assets. Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of said Person's assets or sell any of said Person's assets subject to an understanding or agreement, contingent or otherwise, to repurchase said Person's assets or assign any right to receive income derived from such assets, or file or permit the filing of any financing statement with respect thereto under the Uniform Commercial Code as then in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; except that the following shall be permitted ("Permitted Liens"):

            (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto, in accordance with GAAP, have been established;

            (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or any of its Restricted Subsidiaries or (y) which are being contested in good faith by appropriate proceedings (including the providing of bail), which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or procuring the release of the property or assets subject to such Lien from arrest or detention;

            (c) Judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

            (d) any interest or title of a lessor or charterer under any lease or charter in existence on the Effective Date, (i) among Borrower and any of its Subsidiaries or (ii) otherwise permitted by this Agreement;

            (e) Liens on equipment which is the subject of an operating lease or similar use arrangement entered into in the ordinary course of business and title to which is held by a third party;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of Borrower or any of its Restricted Subsidiaries;

            (g) Liens to secure  Indebtedness  permitted in Section  8.04,  (b),
(c), (e) and (g);

            (h) Liens other than those described in (a) through (g) above existing on the Effective Date and described in Annex 8.03(h) hereof; and

            (i) other Liens securing Indebtedness allowed hereunder up to a maximum of $1,000,000.

            8.04 Indebtedness. Borrower will not guarantee, assume or in any way become liable for, directly or indirectly, the Indebtedness of any Unrestricted Subsidiary, nor will Borrower permit any Restricted Subsidiary to contract, create, incur, assume or suffer to exist any Indebtedness, except the following:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness evidenced by Capitalized Lease Obligations so long as the aggregate principal amount of Capitalized Lease Obligations outstanding at any time pursuant to this Section 8.04 does not exceed $10,000,000 in the aggregate;
            (c) Indebtedness under Interest Rate Agreements with the any of the Agents;

            (d) Indebtedness of any Restricted Subsidiary of Borrower to Borrower, or of any Restricted Subsidiary to another Restricted Subsidiary, provided that to the extent such is owing by a Credit Party, such Indebtedness must be expressly subordinate to any obligations of such Credit Party under this Agreement;

            (e) letters of credit, performance and bid bonds obtained in the ordinary course of business obtained outside of this Facility up to an aggregate amount of $50,000,000;

            (f) supersedeas bonds obtained in the ordinary course of business;

            (g) so long as no Default or Event of Default exists or would result therefrom, any Restricted Subsidiary may incur Indebtedness, to acquire, construct, renovate or upgrade any drilling rig or marine transportation vessel;

            (h)  Indebtedness  of  Dual  Holding  Company   outstanding  on  the
Effective Date pursuant to its 9 7/8% Senior Subordinated Notes issued under and governed by the Dual Indenture;

            (i) additional Indebtedness of any Restricted Subsidiary not to exceed $25,000,000 in aggregate principal amount outstanding at any one time; and

            (j) other Indebtedness (including refinancings thereof) existing on the Effective Date and described on Annex 8.04(j) hereto, provided such Indebtedness shall not be increased nor shall the terms thereof be modified in any way materially adverse to Borrower or any Subsidiary.

            8.05 Dividends; Restrictions on Subsidiaries, etc. (a) At any time when the Pricing Rating is BB+/Ba1 or lower Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or pay any previously undeclared dividends or return any capital to, the stockholders of Borrower in excess of $.10 per share per annum, or authorize or make any other distribution, payment or delivery of property or cash to the stockholders of Borrower as such, or set aside any funds for any of the foregoing purposes, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by Borrower with respect to its capital stock) (all of the foregoing "Dividends"); provided, no Dividends may be paid during the existence of a Default or an Event of Default; provided further, Dividends may be paid at any time in any amounts by any Subsidiary to Borrower or to any Guarantor.

            (b) Borrower will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Guarantor or Borrower to (a) pay Dividends or make other distributions or pay any Indebtedness owed to Borrower or any Guarantor, or (b) make loans or advances to Borrower or any Guarantor, (c) transfer any of its properties or assets to Borrower or any Guarantor or (B) the ability of Borrower or any Guarantor of Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

            (i)   this Agreement and the other Credit Documents;

            (ii)  applicable law;

            (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

            (iv) any restriction or encumbrance with respect to a Guarantor imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Guarantor, so long as such sale or disposition is permitted under this Agreement; and

            (v) Permitted Liens and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            8.06 Amending Indentures. None of the Credit Parties that are a party to the Dual Indenture or the EII Indenture shall amend same without the prior written consent of the Required Banks.

            8.07 Interest Coverage Ratio.  Borrower will not permit the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any period of twelve (12) consecutive calendar months of Borrower (taken as one accounting period) to be less than 3.00:1.00 at any time during the term hereof.

            8.08   Asset/Indebtedness   Ratio.  Borrower  will  not  permit  its
Asset/Indebtedness Ratio to be less than 3.00:1.00 at the end of any monthly period during the term hereof.

            8.09 Leverage Ratio. Borrower will not permit the Leverage Ratio at the end of any calendar month ending after the Effective Date to be greater than
 .40:1.00.
            8.10 Tangible Net Worth. Borrower shall not permit Consolidated Tangible Net Worth, measured at the end of each fiscal quarter after June 30, 1998 to be less than the sum of (a) $700.0 million, plus (b) an amount (added at the end of each fiscal quarter) equal to the greater of (x) $0 and (y) (A) 50% of Consolidated Net Income from June 30, 1998 to the end of such quarter and (B) 50% of the value of any consideration received (net of issuance costs) (other than from Borrower or any Subsidiary) in connection with the issuance of any capital stock by Borrower or any Subsidiary subsequent to the date hereof and at any time during the term hereof. In the case of any such issuance for non-cash consideration, the value of the consideration received shall be deemed to be the net increase in Consolidated Tangible Net Worth resulting from the issuance (after giving effect to, without limitation, any goodwill or other intangibles created by the transaction or any writedown or writeoff in connection with the transaction).

            8.11 Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into any transaction or series of transactions after the date hereof whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Borrower as would be obtainable by Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, however, that the foregoing restrictions shall not apply to (a) employment arrangements entered into in the ordinary course of business with officers of Borrower, (b) customary fees paid to members of the Board of Directors of Borrower and (c) all transactions between or among Borrower and one or more Restricted Subsidiaries.

            8.12 Limitation on Sale/Leaseback Transactions. Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any sale/leaseback transaction with any Person (other than Borrower or another Restricted
Subsidiary) calling for payments in excess of $20,000,000 per annum during the term hereof.

            8.13 Value Adjusted Equity Test. Borrower shall not permit its Consolidated Value Adjusted Equity to be less than $1,200,000,000 at any time during the term hereof.

            8.14 Permitted Investments. Borrower and its Restricted Subsidiaries shall not make any Investments (except for Cash Equivalents) in excess of seven percent (7%) of Borrower's Consolidated Tangible Net Worth per annum during the term hereof: (a) in areas other than the Borrower's principal line of business or (b) in Unrestricted Subsidiaries.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01 Payments. Borrower shall default in the payment when due of any principal of the Loans, any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document and such default shall continue for two (2) more Business Days; or

            9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least thirty (30) days after notice to Borrower by the Administrative Agent or the Required Banks; or

            9.04 Default Under Other Agreements. (a) Any Credit Party or any of their respective Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition results in acceleration or the renegotiation of the material payment terms of any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of any Credit Party or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless (x) the aggregate principal amount of such Indebtedness in default exceeds $10,000,000 at any one time and (y) adequate reserves (determined in accordance with GAAP) have not been provided; or

            9.05 Bankruptcy. Any Credit Party or any direct or indirect parent of any Credit Party or any Material Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any direct or indirect parent of any Credit Party and the petition is not controverted within ten (10) days, or is not stayed or dismissed within 90 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any direct or indirect parent of any Credit Party; or any Credit Party or any direct or indirect parent of any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any direct or indirect parent of any Credit Party; or there is commenced against any Credit Party or any direct or indirect parent of any Credit Party any such case or proceeding which remains undismissed for a period of ninety (90) days; or any Credit Party or any direct or indirect parent of any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; any Credit Party or any direct or indirect parent of any Credit Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or any Credit Party or any direct or indirect parent of any Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any direct or indirect parent of any Credit Party for the purpose of effecting any of the foregoing; or

            9.06 Employee Benefit Plans. (a) Any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA; or (b) notice of intent to terminate a Plan shall be filed under Section 4041(c) of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing other than the proposed termination of the Penrod Pension Plan II; or (c) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or (d) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans (as defined in ERISA), or (e) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan; or (f) any Lien in favor of the PBGC or a Plan shall arise on the assets of any ERISA Affiliate or a Subsidiary; and in each case in items (a) through (f) above, such event or condition, together with all other events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or

            9.07 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligation thereunder, or any Guarantor shall default in the observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and such default (other than any default arising from a failure to make any payment thereunder) shall continue unremedied for a period of at least 30 days after notice to Borrower by the Administrative Agent or the Required Banks; or

            9.08 Judgments. Any judgment or decree shall be entered against Borrower or any other Credit Party (i) in any jurisdiction within the United States or any state or territory thereof involving a liability of $10,000,000 or more in the case of any one such judgment or decree, to the extent not paid or not covered by insurance, and any such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof or (ii) by a foreign jurisdiction involving a liability which is reasonably likely to result in a Material Adverse Effect; or

            9.09 Citizenship. Borrower and/or any Restricted Subsidiary shall cease to be qualified to own and operate the Rigs or any other rigs or vessels owned or operated by them under the laws of the United States, the Bahamas or Liberia, as may be applicable; or

            9.10  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fee or any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct Borrower to repay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for Borrower's reimbursement obligations in respect of Letters of Credit then outstanding (if any) equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and apply any amounts held as cash collateral pursuant to Section 4.02 or this Section 9 to repay Obligations.

            SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Administrative  Agent" shall have the meaning provided in the first
paragraph  of  this   Agreement   and  shall   include  any   successor  to  the
Administrative Agent appointed pursuant to Section 11.09.

            "Affected  Eurodollar  Loan"  shall have the  meaning  provided in
Section 4.02(B).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent"  shall  mean  any  of  the   Administrative   Agent,   the
Documentation Agent or the Syndication Agent.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Applicable Eurodollar Margin" shall be equal to the amount of basis points per annum set forth below opposite Borrower's applicable Pricing Rating, as same exists at any time and from time to time; provided that, in the event a change in the Applicable Eurodollar Margin is to be made, such change shall not become effective until the date which is one (1) Business Day after the date upon which the Administrative Agent receives written notice from Borrower that such change is warranted:
       ----------------------------------------------------------------

                   Pricing              Applicable Eurodollar Margin:
             Rating (higher of):
               A-/Aa3 or higher                      .35%

                  BBB+/Baa1                           .4%

                  BBB/Baa2                            .5%

                  BBB-/Baa3                           .6%

                  BB+/Ba1                            .75%
       ----------------------------------------------------------------

            "Asset/Indebtedness Ratio" shall mean the ratio of the market value of Borrower's and its Restricted Subsidiaries' total tangible assets (said value, in the case of the Rigs to be determined by an accredited, recognized appraiser satisfactory to the Required Banks) to its Consolidated Funded Indebtedness.

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit 12.04 (appropriately completed).

            "Authorized Officer" shall mean any officer of Borrower or any Guarantor designated as such in writing to the Administrative Agent by Borrower or any Guarantor.

            "Bank" shall have the meaning provided in the first paragraph of this Agreement.

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Base Rate" shall mean the higher of (i) the Administrative Agent's Prime Rate, and (ii) 0.50% per annum above the Federal Funds Effective Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of one Type of Loan pursuant to the Facility by Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered included in any related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in US Dollar deposits in the interbank Eurodollar market.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all obligations under Capital Leases in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) US Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term indebtedness rating from Standard & Poor's Corporation ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof, in each case with maturities of not more than six (6) months from the date of acquisition, (iii) short term investments in securities or related instruments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and (iv) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iii) above.
            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended from time to time), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Borrower or (b) the Board of Directors of Borrower ceases for any reason to consist of a majority of Continuing Directors.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Closing Date" means the date of execution of this Agreement by all parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I in the column entitled "Commitment" as the same may be (i) reduced from time to time pursuant to Sections 3.02, 3.03, and/or Section 9 or (ii) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

            "Commitment  Fee" shall have the meaning provided in Section 3.01
(a).
            "Consolidated EBITDA" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs or any other non-cash charges to the extent deducted in determining Consolidated Net Income, (v) losses on sales of assets (excluding sales in the ordinary course of business, which in any event will not include sales of Rigs or other offshore vessels) and other extraordinary losses or expenses and (vi) depreciation and amortization expenses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business not involving Rigs or other offshore vessels) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Funded Indebtedness" shall mean, all Indebtedness of Borrower and its Restricted Subsidiaries (excluding Indebtedness referred to in clauses (ii), (iv), (vi), (vii) and (viii) of the definition of "Indebtedness" and clause (iii) of such definition to the extent such letters of credit constitute performance letters of credit and letters of credit issued to support bid and performance bonds in the ordinary course of business) calculated on a consolidated basis in accordance with GAAP;

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases) of Borrower and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of Borrower and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "Consolidated Net Worth" shall mean, at any time, shareholders' equity (excluding treasury stock) of Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided that Consolidated Net Worth shall include preferred stock of Borrower issued after the Effective Date so long as such preferred stock may only be redeemed at the option of Borrower.

            "Consolidated Tangible Net Worth" means the Consolidated Net Worth of Borrower less all of its goodwill and other intangible assets determined in accordance with GAAP.

            "Consolidated Value Adjusted Equity" means the Consolidated Net Worth minus the book value of all of the Borrower's and its Restricted Subsidiaries' Rigs plus the fair market value of all such Rigs, as valued by an appraiser reasonably satisfactory to the Required Banks which appraisal shall be completed once annually.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such

Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of Borrower on the Effective Date and each subsequent director, if such subsequent director's nomination for election to the Board of Directors of Borrower is recommended by a majority of the then Continuing Directors serving on the Borrower's Nominating and Compensation Committee.

            "Credit Documents" shall mean this Agreement, the Notes, all requests or applications for Letters of Credit and any documents executed in connection with such applications.

            "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

            "Credit Party" shall mean Borrower and the Guarantors.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Dividends" shall have the meaning provided in Section 8.05.

            "Dual Indenture" shall mean the Indenture, dated as of January 15, 1994 (as the same may be amended or supplemented from time to time) among Dual Holding Company, ENSCO Offshore Company II, a Delaware Corporation, and Shawmut Bank, National Association, as Trustee, governing the 9 7/8% Senior Subordinated Notes of Dual Holding Company due 2004.

            "EII Indenture" means the Indenture dated as of November 20, 1997, as amended from time to time, between Borrower and the Administrative Agent as Trustee, governing the debentures of Borrower issued pursuant thereto, referenced in Section 8.04(i).

            "Effective Date" shall have the meaning provided in Section 12.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D under the Securities Act of 1933).

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and any applicable state and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Borrower or any Subsidiary would be deemed to be a "single employer" (i) within the meaning of Sections 414(b), (c), (m) and (o) of the Code or (ii) as a result of Borrower or any Subsidiary being or having been a general partner of such person.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/16 of one percent (1%)) for deposits of US Dollars, for a period equivalent to such period at or about 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the commencement of such period, as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of US Dollars, in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such period by prime banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Business Day before the first day of such period.

            "Event of Default" shall have the meaning provided in Section 9.

            "Facility" shall mean the credit facility made available to Borrower hereunder, as evidenced by the Total Commitment.

            "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Guaranteed Obligations" shall mean all obligations of Borrower to each Bank or any Agent for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by Borrower to such Bank, and Loans made under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of Borrower to such Bank and the Administrative Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by Borrower.

            "Guarantor" shall have the meaning assigned thereto in the first paragraph of this Agreement.

            "Guaranty" shall mean the guaranty pursuant to Section 13 hereof.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty of obligations of a Restricted Subsidiary to the extent such Contingent Obligations are permitted hereunder); provided that Indebtedness shall not include (x) trade payables and accrued expenses, in each case arising in the ordinary course of business, and (y) deferred tax liabilities.

            "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect any Credit Party against interest rate risk.

            "Investments" means the direct or indirect purchase of the stock or assets of any other Person, or any loan to or infusion of capital into, or the providing of Guaranties or credit support for, or forming of a partnership or joint venture with such Person and any other action which would constitute an investment on the balance sheet of such Person, except for such Investments the consideration for which consists solely of the capital stock of the Borrower or one of its Subsidiaries which shall not be considered Investments hereunder.

            "L/C Supportable Obligations" shall mean such obligations of the Credit Parties as are not inconsistent with the issuance policies of the Letter of Credit Issuer.

            "Letter of Credit"  shall have the  meaning  provided  in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Issuer" shall mean Bankers Trust Company.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings not theretofore repaid.

            "Letter of Credit  Request"  shall have the  meaning  provided  in
Section 2.02(a).

            "Leverage Ratio" means the ratio of Borrower's Consolidated Funded Indebtedness to Total Capitalization.

            "Lien" shall mean any mortgage, pledge, security interest, security title, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" or "Loans" shall have the meaning provided in Section 1.01 of this Agreement.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean, unless specified otherwise, to affect in a material manner the ability of a Credit Party to perform its respective obligations under this Agreement or the Notes.

            "Material Subsidiary" shall mean, as of the Effective Date, each of the following Subsidiaries of Borrower and any Subsidiary qualifying as such pursuant to Section 7.11:

                  Ensco Offshore Company
                  Ensco Offshore Company II
                  Ensco Offshore U.K. Limited
                  Ensco Delaware, Inc.
                  Ensco Platform AS
                  Dual Holding Company
                  Ensco Marine Company

            "Maturity Date" shall mean five (5) years from the date hereof, unless otherwise accelerated pursuant to Section 9.

            "Minimum Borrowing Amount" shall mean $2,000,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Note" shall have the meaning provided in Section 1.05(a).

            "Notice of Borrowing"  shall have the meaning provided in Section

1.03.
            "Notice of Conversion" shall have the meaning provided in Section 1.06.
            "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, 14th Floor, New York, New York 10006 or such other office as the Administrative Agent may designate to Borrower from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Syndication Agent, the Documentation Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean 130 Liberty Street, 14th Floor, New York, New York 10006.

            "PBGC"  shall  mean  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" shall mean, for each Bank, the percentage obtained by dividing such Bank's Commitment by the Total Commitment, provided that if the Total Commitment shall have been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

            "Permitted Liens" shall mean Liens described in Section 8.03.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Borrower or a Subsidiary of Borrower or an ERISA Affiliate.

            "Pricing Rating" shall mean the long-term unsecured debt rating of Borrower as determined by Standard and Poor's Corporation or Moody's Investors Service, Inc.

            "Prime Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including, without limitation, leasehold estates and fee simple estates.

            "Register" shall have the meaning provided in Section 12.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement  Bank"  shall have the  meaning  provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .10 or .20 of PBGC Regulation Section 2615.

            "Required Banks" shall mean at any time, Banks holding more than 66_% of the sum of (i) the then aggregate principal amount of the Notes held by the all of Banks and (ii) the Letter of Credit Outstandings; provided that if no such principal amount is then outstanding and there are no Letter of Credit Outstandings "Required Banks" shall mean Banks having more than 66_% of the Total Commitment at such time.

            "Restricted Subsidiary" means any Subsidiary of Borrower that is not an Unrestricted Subsidiary and shall include all Material Subsidiaries.

            "Rig" or "Rigs" shall mean any and all mobile, offshore jack-up or semi-submersible drilling units owned or leased by Borrower or any Subsidiary and shall include those listed on Annex 6.15(b), as same is supplemented and amended from time to time.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "S&P" shall mean Standard and Poor's Corporation.

            "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Borrower.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Total   Capitalization"  shall  mean,  at  any  time,  the  sum  of
Consolidated Funded Indebtedness and Consolidated Net Worth at such time.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks, which on the Effective Date shall total $185,000,000.00.

            "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans at such time, plus the Letter of Credit Outstandings at such time.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

            "Unpaid  Drawing"  shall  have the  meaning  provided  in Section
2.03(a).

            "Unrestricted Subsidiary" shall mean any Subsidiary designated as such on Annex 6.12, as supplemented or amended from time to time, which designation, amendment and supplement must be approved by the Required Banks, such approval not to be unreasonably withheld.

            "Unutilized Commitment" for each Bank, shall mean the excess of (i) the Commitment of such Bank over (ii) the sum of (x) the aggregate outstanding principal amount of Loans made by such Bank, plus (y) an amount equal to such Bank's Percentage of Letter of Credit Outstandings at such time.

            "US Dollars" and "$" shall mean freely transferable lawful money of the United States.

            "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

            "Written"   or  "in   writing"   shall  mean  any  form  of  written
communication or a communication by means of telex or facsimile transmission.

            "Year 2000 Problem" has the meaning provided in Section 6.19.

            SECTION 11.   The Administrative Agent

     11.01 Appointment of the Administratvie Agent. The Banks hereby designate Bankers Trust Company as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates.

     11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and issuance and/or participation in Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Borrower and its Subsidiaries or any Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Borrower and its Subsidiaries or any Guarantor or the existence or possible existence of any Default or Event of Default.

     11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

     11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

     11.06 Idemnification. To the extent the Administrative Agent is not reimbursed and indemnified by Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective Percentages for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

     11.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving fifteen (15) Business Days' prior written notice to Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such fifteen (15) Business Day period, the Administrative Agent, with the consent of Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the twentieth (20th) Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

      SECTION 12.  Miscellaneous

     12.01  Payment of  Expenses.  Borrower  agrees  to: (i)  whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of all counsel to the Administrative Agent) and of the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the actual reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent, Letter of Credit Issuer, Documentation Agent or Syndication Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans or Letters of Credit hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by Borrower, any Guarantor or any other Person, including, without limitation, the actual reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property, Rig, facility or location at any time owned or operated by Borrower or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any Real Property, Rig, facility or location at any time owned or operated by Borrower or any of its Subsidiaries, the non-compliance of any Real Property, Rig, facility or location at any time owned or operated by Borrower or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, Rig, facility or location, or any Environmental Claim asserted against Borrower, any of its Subsidiaries, or any Real Property, offshore drilling rig, facility, vessel or location at any time owned or operated by Borrower or any of its Subsidiaries, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower, any Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of Borrower or any Guarantor against and on account of the Obligations and liabilities of Borrower or any Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Borrower or any Guarantor purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

     12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telecopied or delivered, if to Borrower or its Subsidiaries, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

            (b)  Without in any way  limiting  the  obligation  of  Borrower  to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of Borrower. In each such case, Borrower hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

     12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder and under any of the Notes and Letters of Credit to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other

Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letters of Credit in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment) or (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement.

            (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to its Affiliate or to another Bank, and (y) with the consent of the Administrative Agent and Borrower (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to one or more Eligible Transferees. No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes or Letters of Credit to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement. In the event of any such assignment (x) to a commercial bank or other financial institution not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $2,500.00, and (y) to a Bank, either the assigning or assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $1,500.00, and at the time of any assignment pursuant to this Section 12.04(b), (i) Annex I shall be deemed to be amended to reflect the respective Commitments of the assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, and (ii) if any such assignment occurs after the Effective Date, if requested by the assigning Bank and the assignee Bank, Borrower will issue new

Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05 and the assigning Bank will return the canceled Notes to the appropriate Borrower. Each Bank and Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Any Bank may at any time pledge or assign all or any portion of its rights under this agreement and the other loan documents to any Federal Reserve Bank without notice to or consent of the Borrower. No such pledge or assignment shall release the Bank from its obligations hereunder.

            (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

            (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this
Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses
(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

     12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Credit Parties and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

     12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of Borrower or any other Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks in accordance with their respective Commitments immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks a participation interest in the Obligations of Borrower and any other Credit Party, respectively, to such Banks in such amount as shall result in a proportional participation by all of the Banks in accordance with their respective Commitments in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.07 Calculations:Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Borrower to the Banks), provided that except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of Borrower delivered to the Banks pursuant to
Section 6.09(b), except as otherwise amended or modified in accordance with GAAP.

            (b) All computations of interest hereunder in respect of Base Rate Loan shall be made on the basis of the actual number of days elapsed over a 365 or 366 day year and all computations of interest hereunder in respect of Eurodollar Loans and computation of all fees (including Letter of Credit Fees) shall be made on the basis of the actual number of days elapsed over a 360 day year.

            12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL . (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED

MAIL, POSTAGE PREPAID, TO SUCH PERSON LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO SUCH PERSON IF LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

            (b) BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Borrower, each Guarantor and the Administrative Agent.

     12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Borrower, each Guarantor and each of the Banks and each of the Agents shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and each of the conditions in Section 5 has been fulfilled.

     12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend the Maturity Date or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default shall not constitute a change in the terms of any Commitment of any Bank), (iii) amend, modify or waive any provision of this Section 12.12(a), (iv) reduce the percentage specified in the definition of Required Banks, (v) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (vi) waive, change the timing or amount of, or extend any mandatory reduction in the Total Commitment. No provision of Section 2 or Section 11, or any other provisions relating to the Letter of Credit Issuer or the Administrative Agent may be modified without the consent of the Administrative Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; provided that Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to Section 12.12(a)(ii).

     12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

     12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank, provided that Borrower shall not be responsible for costs arising under Section
1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(a)) to the extent not otherwise applicable to such Bank prior to such transfer.

     12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by Borrower, any Guarantor or any Subsidiary.

     12.16 Registry. Borrower hereby designate the Administrative Agent to serve as Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the
Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

     12.17 Designated Senior Indebtedness. Borrower and each of its Subsidiaries hereby designates its obligations under this Agreement and the other Credit Documents as "Designated Senior Indebtedness" for purposes of, and as defined in the Dual Indenture.

     12.18 No Futher Agreements. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     SECTION 13.  Guaranty

     13.01 The Guaranty. (a) In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Borrower and Guarantors from the proceeds of the Loans and the issuance of Letters of Credit, Borrower and Guarantors hereby agree with the Banks as follows: subject to paragraph (b) below, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of Borrower, and if any or all of the Guaranteed Obligations of Borrower become due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Banks, on order or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Banks in collecting any of the Guaranteed Obligations.

            (b) To the extent and for any period that the Dual Indenture remains in effect, the liability of Dual Holding Company hereunder shall never exceed a maximum of $35,000,000 in the aggregate, provided, that such liability of Dual Holding Company shall remain in effect until the final repayment of the last $35,000,000 of the Obligations outstanding and shall not be reduced by any payments (other than payments by Dual Holding Company in satisfaction of the Guaranteed Obligations) until the Obligations are reduced to a figure below that amount. Further, notwithstanding the foregoing limitation, to the extent said Dual Indenture prohibits, limits or restricts Dual Holding Company from entering into this Guaranty, in whole or in part, the Agent, the Banks and the Letter of Credit Issuer do agree that such prohibition, limitations or restrictions shall, except as hereinbelow specifically stated, take precedence hereover and the obligations of Dual Holding Company shall be subject thereto, provided, immediately upon the lifting of such prohibition, limitations or restrictions, Dual Holding Company's liability hereunder shall be immediately reinstated and all limitations therein shall be eliminated without the need for action or notice by, or to, any party, provided, notwithstanding, the maximum aggregate liability of Dual Holding Company shall remain $35,000,000 and shall not be increased above said amount. Nothing contained in this Section 13.01(b) shall affect the liability of any other Guarantor or the rights of any Bank in regard to said parties, and shall be effective in respect of Dual Holding Company only to the limited extent and for the period expressly set forth in the Dual Indenture.

     13.02 Bankruptcy. Additionally, each Guarantor, subject to Section 13.01(b), unconditionally and irrevocably guarantees the payment of any and all of the Obligations of Borrower and each Guarantor to the Banks whether or not then due or payable by such Persons upon the occurrence in respect of such Persons of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Banks, on order, or demand, in lawful money of the United States. The guaranty by each Guarantor of the payment of any and all of the Guaranteed Obligations hereunder shall constitute a guaranty of payment, and not of collection.

     13.03 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of such Guarantor whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by such Guarantor or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of such Guarantor or of any other party as to the Guaranteed Obligations of such Guarantor, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by such Guarantor, or (e) any payment made to the Administrative Agent on the indebtedness which the Administrative Agent repays to any Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     13.04 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or Borrower and whether or not any other guarantor or Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Guarantor or other circumstance which operates to toll any statute of limitations as to such Guarantor shall operate to toll the statute of limitations as to Borrower and each Guarantor.

     13.05 Waiver of Notice, etc. Borrower and each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent, the Letter of Credit Issuer or any Bank, against, and any other notice to, any party liable thereon (including any Guarantor or Borrower).

     13.06 Authorization. Each Guarantor authorizes the Administrative Agent and the Banks without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing their liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) exercise or refrain from exercising any rights against Borrower or other Persons or otherwise act or refrain from acting;

            (c) release or substitute any one or more endorsers, guarantors, Borrower or other obligors;

            (d) settle or compromise any of the Guaranteed Obligations, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to its creditors other than the Banks;

            (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Banks regardless of what liability or liabilities of such Guarantor or any Borrower remain unpaid;

            (f) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (g) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Borrower or any other Guarantor from its liabilities under this Section 13.

     13.07 Reliance. It is not necessary for the Administrative Agent or the Banks to inquire into the capacity or powers of Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     13.08 Subordination. Any of the indebtedness of Borrower or any Guarantor now or hereafter owing to each other or to any Subsidiary is hereby subordinated to the Obligations of Borrower owing to the Administrative Agent and the Banks; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of Borrower or any Guarantor to such Person shall be paid over to the Administrative Agent on behalf of the Banks on account of the Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by Borrower or any Guarantor of any note or negotiable instrument evidencing any of such indebtedness such Person shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

     13.09 Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the
Administrative Agent or any Bank to (i) proceed against Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or any Bank's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Guaranteed Obligations. Subject to Section 13.10, the Administrative Agent may exercise any right or remedy the Administrative Agent may have against Borrower without affecting or impairing in any way the liability of Borrower hereunder except to the extent the Guaranteed Obligations have been paid. Borrower waives any defense arising out of any such election by the Administrative Agent and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Borrower or any other party.
            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Administrative Agent and the Banks shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

     13.10 Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to such Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be forthwith paid to the Administrative Agent on behalf of the Banks to be credited and applied against the Guaranteed Obligations. If any Guarantor shall make payment to the Administrative Agent of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations shall have been paid in full, the Administrative Agent and the Banks will execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, releasing this Guaranty and transferring to such Guarantor any and all rights the Administrative Agent and the Banks may have against Borrower or necessary to evidence the transfer by subrogation to such Guarantor of any interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                       *               *               *

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered, as of the date first above written.

Address:                               ENSCO INTERNATIONAL INCORPORATED

2700 Fountain Place
1445 Ross Avenue                       By:/s/ C. C. Gaut
                                          ----------------------------
Dallas, Texas 75202                    Name:  C. Christopher Gaut
Attn: Chief Financial                  Title: Vice President and Chief Financial
      Officer                                 Officer
Telephone:  (214) 922-1500
Facsimile:  (214) 855-0300
                                       ENSCO OFFSHORE COMPANY



                                       By:/s/ C. C. Gaut
                                          --------------------------------
                                       Name:  C. Christopher Gaut
                                       Title: Vice President and Treasurer


                                       DUAL HOLDING COMPANY



                                       By:/s/ C. C. Gaut
                                          ------------------------------------
                                       Name:  C. Christopher Gaut
                                       Title: President



                                       BANKERS TRUST COMPANY,
                                       Individually and as Administrative
                                       Agent



                                       By:/s/ Marcus M. Tarkington
                                          -------------------------------------
                                       Name:  Marcus M. Tarkington
                                       Title: Principal




                                       DEN NORSKE BANK ASA, NEW YORK
                                       BRANCH, Individually and as
                                       Syndication Agent



                                       By:/s/ Theodore S. Jadick, Jr.
                                          -------------------------------------
                                       Name:  Theodore S. Jadick, Jr.
                                       Title: Senior Vice President


                                       By:/s/ Barbara Gronquist
                                          -------------------------------------
                                       Name:  Barbara Gronquist
                                       Title: First Vice President

                                       ABN AMRO BANK N.V., Individually and
                                       as Documentation Agent



                                       By:/s/ Cheryll Lipshutz
                                          -------------------------------------
                                       Name:  Cheryll Lipshutz
                                       Title: Senior Vice President


                                       By:/s/ Stephanie Balette
                                          -------------------------------------
                                       Name:  Stephanie Balette
                                       Title: Assistant Vice President



                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE, NEW YORK BRANCH




                                       By:/s/ Richard R. Newman
                                          -------------------------------------
                                       Name:  Richard R. Newman
                                       Title: Director


                                       By:/s/ Thomas Lee
                                          -------------------------------------
                                       Name:  Thomas Lee
                                       Title: Associate



                                       MARINE MIDLAND BANK



                                       By:/s/ Lincoln D. McMahon
                                          -------------------------------------
                                       Name:  Lincoln D. McMahon
                                       Title: Authorized Signatory



                                       THE BANK OF TOKYO-MITSUBISHI, LTD.



                                       By:/s/ John W. McGhee
                                          -------------------------------------
                                       Name:  John W. McGhee
                                       Title: Vice President & Manager

                                       WELLS FARGO BANK (TEXAS),
                                       NATIONAL ASSOCIATION



                                       By:/s/ Lester J.N. Keliher
                                          -------------------------------------
                                       Name:  Lester J.N. Keliher
                                       Title: Vice President




                                       BANCO EXTERIOR DE ESPANA S.A.,
                                       NEW YORK BRANCH



                                       By:/s/ Augusto Godoy
                                          -------------------------------------
                                       Name:  Augusto Godoy
                                       Title: General Manger




                                       CHRISTIANIA BANK OG KREDITKASSE ASA,
                                       NEW YORK BRANCH



                                       By:/s/ Martin Lynder
                                          -------------------------------------
                                       Name:  Martin Lynder
                                       Title: First Vice President



                                       By:/s/ Hans Chn Kjelsrud
                                          -------------------------------------
                                       Name:  Hans Chn Kjelsrud
                                       Title: First Vice President

                                                                  EXHIBIT 1.03

                         FORM OF NOTICE OF BORROWING

                                                                        [Date]







Attention:  Loan Administration

Ladies and Gentlemen:

            The undersigned, ENSCO International Incorporation, (the "Borrower"), refers to the Credit Agreement, dated as of ______________, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement," the capitalized terms defined therein being used herein as therein defined), among Borrower, the Guarantors, the lending institutions from time to time party thereto (the "Banks"), ABN AMRO Bank N.V., as Documentation Agent, Den norske Bank ASA, New York Branch, as Syndication Agent, and you, as Administrative Agent for such Banks, and, pursuant to Section 1.03 of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

            (i) The aggregate principal amount of the Proposed Borrowing is [$----------].
            (ii) The Business Day of the Proposed Borrowing is [Date].1

            (iii) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

            [(v) The initial Interest Period for the Proposed Borrowing is _____ month(s).]2


            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                       Very truly yours,

                                       ENSCO INTERNATIONAL INCORPORATED



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:

-----------------------------
     1 Shall be a  Business  Day at least  four  Business  Days  after  the date hereof.
     2 To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                Exhibit   1.05


                                 FORM OF NOTE


$__________________           New York, New York        Date: ________________


         FOR VALUE RECEIVED, ENSCO International Incorporated, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Administrative Agent") located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, on the Maturity Date (as defined in the Agreement referred to below) the principal sum of _______________________________________
_____________________  and ____/100  DOLLARS  ($_____________)  or, if less, the then unpaid principal amount of all Loans, referred to below, made by the Bank pursuant to the Agreement (as hereinafter defined).

         Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

         This Note is one of the Notes referred to in the Credit Agreement, dated as of May , 1998, among Borrower, ENSCO OFFSHORE COMPANY, a Delaware corporation, DUAL HOLDING COMPANY, a Delaware corporation (each a "Guarantor" and collectively the "Guarantors"), the lending institutions listed from time to time party thereto (including the Bank), the Administrative Agent, DEN NORSKE BANK ASA, NEW YORK BRANCH as syndication agent (in such capacity, the "Syndication Agent") and ABN AMRO BANK N.V. as documentation agent (in such capacity, the "Documentation Agent") (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory prepayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

         Except for any notices required under Sections 9.01 or 9.03 of the Agreement, Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note, including, without limitation, notice of acceleration and of intent to accelerate.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    ENSCO INTERNATIONAL
                                       INCORPORATED


                                    By:
                                       --------------------------------
                                    Name:
                                    Title:

                                                                  EXHIBIT 2.02

                       FORM OF LETTER OF CREDIT REQUEST

No. ____1                                                Dated ______________2

Bankers Trust Company
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Attention: Commercial Loan Division, Standby Letter of Credit Unit

Ladies and Gentlemen:

            The undersigned, ENSCO International Incorporated (the "Borrower"), refers to the Credit Agreement, dated as of _______________, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement," the capitalized terms defined therein being used herein as therein defined), among Borrower, the Guarantors, the lending institutions from time to time party thereto (the "Banks"), ABN AMRO Bank N.V., as Documentation Agent, Den norske Bank ASA, New York Branch, as Syndication Agent and you as Administrative Agent for such Banks.

            The undersigned hereby requests that the Letter of Credit Issuer, issue on behalf and for the account of Borrower a Letter of Credit on
_______________ (the "Date of Issuance") in the aggregate amount of $__________.3 The requested Letter of Credit shall be denominated in US Dollars.

            The   beneficiary  of  the  requested   Letter  of  Credit  will  be
_______________,4   and  such   Letter  of  Credit   will  be  in   support   of
_______________5 and will have a stated termination date of __________.6

-----------------------------
            The undersigned hereby certifies that the following statements are true on the date hereof in respect of each of the Credit Parties, and will be true on the Date of Issuance:

            (A) the representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

            Copies of all documentation, if any, with respect to the supported transaction are attached hereto.


                                              ENSCO INTERNATIONAL INCORPORATED



                                              By:
                                                 -----------------------------
                                              Name:
                                              Title:


---------------------------
     1    Letter of Credit Request Number.

     2 At least seven (7) Business Days prior to the proposed Date of Issuance (or three (3) Business Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer). This Letter of Credit Request shall after three (3) Business Days (or one (1) Business Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable.

     3    Aggregate initial Stated Amount of Letter of Credit.

     4    Insert name and address of beneficiary.

     5 Insert description of the L/C Supportable Obligations to which this Letter of Credit Request relates.

     6 Insert last date upon which drafts may be presented which may not be later than the earlier of (i) the date which occurs eighteen (18) months after date of issuance thereof, and (ii) the tenth (10th) Business Day preceding the Maturity Date.

                                                                 Exhibit 4.04(b)



                     FORM OF SECTION 4.04(b)(ii) CERTIFICATE
                     ---------------------------------------


     Reference is hereby made to the Credit Agreement, dated as of May 21, 1998, among ENSCO INTERNATIONAL INCORPORATED ("Borrower"), a Delaware corporation, ENSCO OFFSHORE COMPANY, a Delaware corporation, DUAL HOLDING COMPANY, a Delaware corporation (each a "Guarantor" and collectively the lending institutions listed from time to time party thereto (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as administrative agent (in such capacity, the "Administrtive Agent"), DEN NORSKE BANK, ASA, NEW YORK BRANCH as syndication agent (in such capacity, the "Syndication Agent"), (as amended, modified or supplemented from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.



                                              [NAME OF BANK]



                                               By:
                                                   --------------------------
                                               Name:
                                               Title:



Date:
     --------------------------

                                                                  EXHIBIT 5.05

                       ENSCO INTERNATIONAL INCORPORATED
                             OFFICER'S CERTIFICATE

            I, the undersigned, Secretary of ENSCO International Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to the Credit Agreement, dated as of May _____, 1998, among Company, ENSCO OFFSHORE COMPANY, a Delaware corporation, DUAL HOLDING COMPANY, a Delaware corporation (each a "Guarantor" and collectively the "Guarantors"), the lending institutions from time to time parties thereto and BANKERS TRUST COMPANY, as administrative agent (in such capacity, the "Administrative Agent"), DEN NORSKE BANK ASA, NEW YORK BRANCH as syndication agent (in such capacity, the "Syndication Agent") and ABN AMRO BANK N.V. as documentation agent (in such capacity, the "Documentation Agent"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, together with all amendments thereto, as in effect on the date hereof.

            3. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company as in effect on the date hereof.

            4. Attached hereto as Exhibit C is a true and correct copy of the resolutions of the Board of Directors of the Company, adopted by Unanimous Written consent on May , 1998. None of the resolutions contained therein have been amended or revoked and all such resolutions continue in full force and effect.

            5. The persons named below are the duly elected and acting officers of the Company holding the respective office set forth opposite their names and the respective signatures set opposite their respective offices are their genuine signatures:



       NAME                 OFFICE                SIGNATURE


                        President and
                       Chief Executive
                           Officer               ----------------------------


                          Secretary              ----------------------------


            6. On the date hereof, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties have been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            7. There are no proceedings pending, threatened or contemplated for the liquidation or dissolution of the Company or threatening its corporate existence as of the date hereof.

            8. As of the date hereof, no Default or Event of Default has occurred and is continuing or will result from the execution and performance by the Company of the Credit Documents to which it is a party.

          IN WITNESS WHEREOF, this Certificate is executed this day of May, 1998.



                              ---------------------------------------
                                          Secretary

                                                            Exhibit 7.01(e)



                         FORM OF COMPLIANCE CERTIFICATE

     This Compliance Certificate (the "Certificate") is delivered to you pursuant to Section 7.01(e) of the Credit Agreement, dated as of May 21, 1998, (as amended, supplemented or modified from time to time "Credit Agreement"), among ENSCO INTERNATIONAL INCORPORATED ("Borrower"), a Delaware corporation, ENSCO OFFSHORE COMPANY, a Delaware corporation, DUAL HOLDING COMPANY, a Delaware corporation (each a "Guarantor" and collectively the "Guarantors"), the lending institutions listed from time to time party thereto (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as administrative agent (in such capacity, the "Administrative Agent"), DEN NORSKE BANK ASA, NEW YORK BRANCH as syndication agent in such capacity, the "Documentation Agent defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     1.  I  am  the  duly  elected,   qualified  and  acting  [Chief   Financial
Officer/Controller/Treasurer] of Borrower.

     2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as officer of Borrower. The matters set forth herein are true to the best of my knowledge after diligent inquiry, but I express no personal opinion as to any conclusions of law or other legal matters.

     3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and conditions of Borrower during the accounting period covered by the financial statements attached hereto as Annex
I. Such financial statements have been prepared in accordance with the requirements of the Credit Agreement.

     4. Attached hereto as Annex II are the computations  showing  compliance in
all  material  respects  with  the  covenants   specified   therein.   All  such
computations are true and correct.

     5. On the date hereof, no Default or Event of Default has occurred and is continuing.



               IN WITNESS WHEREOF, I execute this Certificate this [______] day of [_________________], 19____.


                                        ENSCO INTERNATIONAL
                                        INCORPORATED


                                        By:
                                              ---------------------
                                        Name:
                                              ---------------------

                                        Title:
                                              ---------------------

                                                               Exhibit   12.04



                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                       Date: _________________

            Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I, terms defined in the Credit Agreement are used herein as therein defined. ___________________________ (the "Assignor") and
__________________________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and of the outstanding Loans and Letters of Credit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I and Assignor's Commitment shall be reduced by such amount.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]1.

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee (and if required by the terms of the Credit Agreement, the consent of the Administrative Agent, each Letter of Credit Issuer and Borrower, which consent will not be unreasonably withheld or delayed) and the receipt by the Administrative Agent of the administrative fee referred to in the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

            6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fee (if applicable) on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I, and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from Borrower, directly to the Assignee. It is further agreed that all payments of principal made by Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the Principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     1 Include if the Assignee is organized under the laws of a jurisdiction outside the United States.

                          [Signature Pages to Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  [NAME OF ASSIGNOR],
                                  as Assignor


                                  By:
                                     ----------------------------------
                                  Title:

                                  [NAME OF ASSIGNEE],
                                  as Assignee


                                  By:
                                     ----------------------------------
                                  Title:

Acknowledged and Agreed:

BANKERS TRUST COMPANY,
as Administrative Agent

By:
   ----------------------------------
Title:

[NAME OF EACH LETTER OF CREDIT ISSUER],
as Letter of Credit Issuer

By:
   ----------------------------------
Title:


ENSCO INTERNATIONAL INCORPORATED

By:
   ----------------------------------
Title:2

   ----------------------------------

       2 Insert if assignment is not being made to the Assignor's Affiliate or to another Bank.

                                                                     ANNEX   I



                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


1.   Borrower:       ENSCO International Incorporated

2. Name and Date of Credit Agreement:

         Credit Agreement, dated as of May ___, 1998, among Borrower, various lending institutions from time to time party thereto, Bankers Trust Company, as Administrative
         Agent.

3.   Date of Assignment Agreement:

         ----------------------, -------

4. Amount (as of date of Item #3 above):


                                                  Total Commitment

             a.  Aggregate Amount for all Banks  $
                                                 185,000,000.00

             b.  Assigned Share - Percentage     _________________ %

             c.  Total Dollar Amount of          $________________
                             Assigned Share

5.    Settlement Date:

            ---------------------, --------


6.    Rate of  Interest  to As set  forth  in  Section  1.08 of the  Credit  the
      Assignee: Agreement (unless otherwise agreed to by the
                           Assignor and the Assignee).3


7.    Commitment Fee:      As set forth in Section 3.01(a) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee).4

------------------------------------
     3 Borrower and the Administrative Agent shall direct the entire amount of Interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Interest through payment by the Assignee to the Assignor.


8.    Letter of  Credit As set forth in  Section  3.01(b)  of the  Credit  Fees:
      Agreement (unless otherwise agreed to by the
                           Assignor and the Assignee).5

9.    Notices:

            ASSIGNOR:




                  Attention:
                  Telephone No.:
                  Facsimile No.:

            ASSIGNEE:




                  Attention:
                  Telephone No.:
                  Facsimile No.:

10.   Payment Instructions:

            ASSIGNOR:





                  ABA No.:

                  Account No.:
                  Reference No.:
                  Attention:


            ASSIGNEE:





                  ABA No.:
                  Account No.:
                  Reference:
                  Attention:

--------------

     1 Shall be a Business Day at least four Business Days after the date hereof.

     2    To be included for a Proposed Borrowing of Eurodollar Loans.

     1    Letter of Credit Request Number.

     2 At least seven (7) Business Days prior to the proposed Date of Issuance (or three (3) Business Days if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer). This Letter of Credit Request shall after three (3) Business Days (or one (1) Business Day if the issuance of the Letter of Credit has been approved in advance by the Letter of Credit Issuer) be irrevocable.

     3    Aggregate initial Stated Amount of Letter of Credit.

     4    Insert name and address of beneficiary.

     5 Insert description of the L/C Supportable Obligations to which this Letter of Credit Request relates.

     6 Insert last date upon which drafts may be presented which may not be later than the earlier of (i) the date which occurs eighteen (18) months after date of issuance thereof, and (ii) the tenth (10th) Business Day preceding the Maturity Date.

     1 Include if the Assignee is organized under the laws of a jurisdiction outside the United States.

     2 Insert if assignment is not being made to the Assignor's Affiliate or to another Bank.

     3 Borrower and the Administrative Agent shall direct the entire amount of Interest to the Assignee at the rate set forth in Section 1.08 of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Interest through payment by the Assignee to the Assignor.

     4 Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Fee through payment by the Assignee to the Assignor.

     5 Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in
          Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit through payment by the Assignee to the Assignor.

                                                                       ANNEX I




                                COMMITMENTS


   Bank                                            Commitment
   ----                                            ----------

Bankers Trust Company                              $30,000,000

Den norske Bank ASA, New York Branch               $45,000,000

ABN Amro Bank N.V.                                 $30,000,000

Westdeutsche Landesbank Girozentrale,
New York Branch                                    $20,000,000

Marine Midland Bank                                $10,000,000

The Bank of Tokyo-Mitsubishi, Ltd.                 $15,000,000

Wells Fargo Bank (Texas), National Association     $15,000,000

Banco Exterior de Espana S.A.,
New York Branch                                    $10,000,000

Christiania Bank og Kreditkasse ASA,
New York Branch                                    $10,000,000

   Total                                          $185,000,000

                                                                      ANNEX II



                                BANK ADDRESSES


Den norske Bank ASA, New York Branch   200 Park Avenue
                                       New York, NY 10166
                                       Tel. No. (212) 681-3859
                                       Fax No. (212) 681-3900
                                       Attn: Barbara Gronquist


Bankers Trust Company                  130 Liberty Street
                                       14th Floor
                                       New York, New York  10006
                                       Tel No. (212) 250-2431
                                       Fax  No (212) 250-6029
                                       Attn: Hsing Huang


ABN AMRO Bank N.V.                     Three Riverway
                                       Suite 1700
                                       Houston, Texas 77056
                                       Tel No. (713) 964-3351
                                       Fax No. (713) 629-7533
                                       Attn: Cheryl Lipshutz

Westdeutsche Landesbank Girozentrale,
New York Branch                        1211 Avenue of the Americas
                                       New York, New York 10036
                                       Tel No. (212) 852-6120
                                       Fax No. (212) 852-6307
                                       Attn:  Richard R. Newman
                                       or
                                       Tel No. (212) 852-6204
                                       Fax No. (212) 852-6148
                                       Attn:  Thomas Lee


Banco Exterior de Espana S.A.,
New York Branch                        320 Park Avenue, 20th Floor
                                       New York, New York 10022
                                       Tel No. (212) 605-9847
                                       Fax No. (212) 755-4211
                                       Attn:  Cesar O. Andrade
                                       or
                                       Attn:  Alan Lefkowitz

The Bank of Tokyo-Mitsubishi,
Ltd.                                   1100 Louisiana St., Suite 2800
                                       Houston, Texas 77002-5216
                                       Tel No. (713) 655-3811
                                       Fax No. (713) 655-3855
                                       Attn: John W. McGhee

Christiania Bank og Kreditkasse ASA,
New York Branch                        11 West 42nd Street, 7th Floor
                                       New York, New York 10036
                                       Attn:  Martin Lunder

Marine Midland Bank                    1221 McKinney, Suite 2790
                                       Houston, Texas 77010
                                       Tel No. (713) 759-1202
                                       Fax No. (713) 759-1403
                                       Attn:  Lincoln D. McMahon
                                       or
                                       Attn:  Robert L. Corder

Den norske Bank ASA,
New York Branch                        200 Park Avenue, 31st Floor
                                       New York, New York 10166
                                       Tel No. (212) 681-3859
                                       Fax No. (212) 681-3900
                                       Attn:  Barbara Gronquist   or
                                       Attn:  Theodore S. Jadick, Jr.
                                       Tel No. (212) 681-3860
                                       Fax No. (212) 681-3960

Wells Fargo Bank (Texas),
National Association                   1445 Ross Avenue, 3rd Floor
                                       Dallas, Texas 75202-2812
                                       Tel No. (214) 777-4025
                                       Fax No. (214) 777-4044

                                       Attn: Lester Keliher